Exhibit 10.1

AMENDMENT

TO 2012 INCENTIVE COMPENSATION PLAN

THIS AMENDMENT to the Stanley Furniture Company, Inc. (now HG Holdings, Inc.) 2012 Incentive Compensation Plan, effective as of April 18, 2012 (the “Plan”), shall be effective as of December 29, 2020.

WHEREAS, the Board of Directors of HG Holdings, Inc. has the power to amend the Plan and now wishes to do so;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.     The Section 4(a) of the Plan is hereby amended in its entirety as follows:

(a)      Reserve. Subject to Section 18 of the Plan, there shall be reserved for issuance under the Plan an aggregate sum of (i) five hundred thousand (500,000) shares of Company Stock, which shall be authorized but unissued shares, plus (ii) any shares of Company Stock subject to outstanding restricted stock awards under the Plan as of December 29, 2020 that are subsequently forfeited.

2.     In all other respects not amended, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, this Amendment has been executed as of the effective date set forth above.

HG HOLDINGS, INC.

By:	/s/ Bradley G. Garner
Name:	Bradley G. Garner
Title:	Principal Financial and Accounting Officer